UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

St. Jude Medical, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12441 (Commission File Number)	38-4020984 (I.R.S. Employer Identification No.)

One St. Jude Medical Drive St. Paul, Minnesota (Address of Principal Executive Offices)	55117-9983 (Zip Code)

Registrant’s telephone number including area code: (224) 667-6100

St. Jude Medical, Inc.

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On January 4, 2017, Abbott Laboratories (“Abbott”) completed the acquisition of St. Jude Medical, Inc. (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of April 27, 2016 (the “Merger Agreement”), by and among Abbott, St. Jude Medical, Vault Merger Sub, Inc. (“Merger Sub 1”) and Vault Merger Sub, LLC (the “Registrant”).  Abbott completed the acquisition of the Company through two mergers: (1) first, Merger Sub 1, a wholly owned subsidiary of Abbott, was merged with and into the Company, with the Company surviving the merger (the “Initial Surviving Corporation”) as a wholly owned subsidiary of Abbott (the “First Merger”), and (2) second and promptly after the First Merger, the Company was merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Abbott and being renamed St. Jude Medical, LLC (“SJM LLC”) (the “Second Merger” and together with the First Merger, the “Mergers”).

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 4, 2017, in connection with and substantially concurrent with the Second Merger, the Company, SJM LLC and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Sixth Supplemental Indenture, (the “Supplemental Indenture”), pursuant to which SJM LLC assumed the Company’s rights and obligations with respect to (i) the Company’s 2.000% Senior Notes due 2018, 2.800% Senior Notes due 2020, 3.25% Senior Notes due 2023, 3.875% Senior Notes due 2025 and 4.75% Senior Notes due 2043 and (ii) the Indenture, dated as of July 28, 2009, as amended, supplemented or otherwise modified, including by the Fourth Supplemental Indenture, dated as of April 2, 2013, and the Fifth Supplemental Indenture, dated as of September 23, 2015, in each case by and between the Company and the Trustee.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Also in connection with the Mergers, the Company entered into an Amendment and Restatement Agreement, dated as of November 16, 2016, by and among the Company, as borrower, Bank of America N.A., as administrative agent and lender, and other lenders party thereto, pursuant to which the parties agreed (subject to completion of the Mergers and certain other customary conditions) to amend and restate that certain Term Loan Agreement, dated as of August 21, 2015, as amended by Amendment No. 1 to Term Loan Agreement, dated as of February 19, 2016 (the “Term Loan Agreement”), with an aggregate principal amount outstanding of approximately $2.3 billion.  Pursuant to the Amendment and Restatement Agreement, effective upon completion of the Mergers, the Term Loan Agreement was amended and restated (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Amended and Restated Term Loan Agreement”) and SJM LLC succeeded to the existing obligations of the Company.  On January 4, 2017, Abbott fully guaranteed such obligations.

The borrowings under the Amended and Restated Term Loan Agreement will bear interest, at SJM LLC’s option, based on either a base rate or a Eurodollar rate, plus an applicable margin based on Abbott’s credit ratings.  The Amended and Restated Term Loan Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type as well as customary events of default.

Some of the lenders under the Amended and Restated Term Loan Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for SJM LLC and its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.                                        Termination of Material Definitive Agreement.

On January 4, 2017, in connection with the completion of the First Merger and as required by the terms of the Merger Agreement, prior to the Second Merger, the Company terminated the Amended and Restated Multi-year $1,500,000,000 Credit Agreement (the “Credit Agreement”), dated as of August 21, 2015, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and lender, as amended, restated, supplemented or otherwise modified.  The Credit Agreement created a $1.5 billion unsecured revolving credit facility that the Company could draw upon (i) to refinance certain existing indebtedness of the Company and pay related fees and expenses and (ii) for general corporate purposes.  Absent termination, the commitments under the Credit Agreement would have expired on August 21, 2020.  Borrowings under the Credit Agreement initially bore interest at LIBOR plus 0.68%, subject to adjustment in the event of a change in the Company’s credit ratings.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for SJM LLC and its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 4, 2017, Abbott completed the acquisition of the Company, pursuant to the Merger Agreement.  Abbott completed the acquisition of the Company through two mergers: (1) first, Merger Sub 1, a wholly owned subsidiary of Abbott, was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Abbott, and (2) second and promptly after the First Merger, the Initial Surviving Corporation was merged with and into Vault Merger Sub, LLC, with Vault Merger Sub, LLC surviving the merger as a wholly owned subsidiary of Abbott and being renamed St. Jude Medical, LLC.

In the First Merger, each share of the Company’s common stock issued and outstanding immediately prior to the first effective time was automatically converted into the right to receive 0.8708 of an Abbott common share and $46.75 in cash, without interest (the “Per Share Merger Consideration”), with any fractional Abbott common shares to be settled in cash.

In connection with completion of the First Merger, vested options to purchase shares of the Company’s common stock were deemed exercised pursuant to a cashless exercise and the net number of shares of the Company’s common stock payable in respect thereto were converted into the right to receive the Per Share Merger Consideration, less applicable withholding taxes, with any fractional Abbott common shares to be settled in cash.  In addition, unvested options and restricted stock units in respect of the Company’s common stock were assumed by Abbott and converted into Abbott options and restricted stock units (as applicable) of substantially equivalent value, in each case in accordance with the terms of the Merger Agreement.

Based on the closing price of $39.36 for an Abbott common share on the New York Stock Exchange on January 4, 2017, the aggregate implied value of the consideration paid in connection with the Mergers was approximately $23.6 billion, including approximately $10 billion in Abbott common shares and approximately $13.6 billion in cash.

The foregoing description of the Mergers and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the First Merger, on January 4, 2017, the Company notified the New York Stock Exchange (“NYSE”) of the effectiveness of the First Merger and requested that trading in the Company Shares be suspended after the close of trading on January 4, 2017, and that the Company shares be withdrawn from listing on the NYSE.  Trading of Company Shares on NYSE was suspended after the close of trading on January 4, 2017.  The Company also requested that NYSE file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to delist and deregister Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.  NYSE filed the Form 25 with the SEC on January 4, 2017.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01                                           Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

The Mergers were funded by a portion of the net proceeds from a public offering of $15.1 billion aggregate principal amount of senior notes (the “notes”) that Abbott completed on November 22, 2016, net proceeds from a $2.0 billion 120-Day Bridge Term Loan Agreement, dated as of December 13, 2016, among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and lender, as well as with Abbott’s cash on hand. The notes were sold pursuant to a pricing agreement, dated as of November 17, 2016, by and among Abbott, Merrill Lynch, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC, for themselves and as representatives of the several other underwriters named therein.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Second Merger, the certificate of formation of Vault Merger Sub, LLC, as in effect immediately prior to the effective time of the Second Merger and as set forth on Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference, became the certificate of formation of the surviving company in the Second Merger, except that the surviving company’s name was changed to St. Jude Medical, LLC.  In addition, at the effective time of the Second Merger, the limited liability company agreement of the surviving company was amended and restated in the form set forth in Exhibit 3.2, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of April 27, 2016, by and among St. Jude Medical, Inc., Abbott Laboratories, Vault Merger Sub, Inc. and Vault Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by St. Jude Medical, Inc. on April 28, 2016).*

3.1	Certificate of Formation of Vault Merger Sub, LLC.
3.2	Amended and Restated Limited Liability Company Agreement of St. Jude Medical, LLC, dated as of January 4, 2017.
4.1	Sixth Supplemental Indenture, dated as of January 4, 2017, among St. Jude Medical, Inc., St. Jude Medical, LLC and U.S. Bank National Association, as trustee.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, LLC

/s/ Brian B. Yoor
	By:	Brian B. Yoor
President and Chief Executive Officer

Dated: January 5, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of April 27, 2016, by and among St. Jude Medical, Inc., Abbott Laboratories, Vault Merger Sub, Inc. and Vault Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by St. Jude Medical, Inc. on April 28, 2016).*

3.1	Certificate of Formation of Vault Merger Sub, LLC.
3.2	Amended and Restated Limited Liability Company Agreement of St. Jude Medical, LLC, dated as of January 4, 2017.
4.1	Sixth Supplemental Indenture, dated as of January 4, 2017, among St. Jude Medical, Inc., St. Jude Medical, LLC and U.S. Bank National Association, as trustee.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.